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                                  Exhibit 24

                               POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Frank L. Conner, his true and lawful attorney in fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K, and any or all amendments thereto (including post-effective amendments), to be filed by American Freightways Corporation in accordance with the rules and regulations governed by the Securities and Exchange Commission.

       IN WITNESS WHEREOF, the undersigned hereby sets his hand this 4th day of February, 1997.



/s/Ben A. Garrison
----------------------------------------
Ben A. Garrison, Director



State of  Arkansas  )
                    )
County of  Boone    )

       This 4th day of Febuary, 1997, personally came before me Ben A. Garrison, who, being by me duly sworn says that he is a Director for American Freightways Corporation, an Arkansas corporation, and that said writing was signed and sealed by him, on behalf of said corporation, by its authority given.



                                      /s/Serena McBee
                                      ------------------------------------
                                      Notary Public


My commission expires:    3-28-04
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                                                (SEAL)